UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 28, 2020

LEVI STRAUSS & CO.

(Exact name of Registrant as Specified in Its Charter)

DELAWARE	001-06631	94-0905160
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1155 BATTERY STREET

SAN FRANCISCO, CALIFORNIA 94111

(Address of principal executive offices, including zip code)

(415) 501-6000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.001 par value per share	LEVI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective January 28, 2020, upon recommendation of its Nominating, Governance and Corporate Citizenship Committee, the Board of Directors (the “Board”) of Levi Strauss & Co. (the “Company”) elected Yael Garten as a Class II member of the Board and appointed Dr. Garten to serve as a member of the Board’s Audit Committee. The Board determined that Dr. Garten is an “independent” director under the New York Stock Exchange rules and meets all applicable requirements to serve on the Audit Committee. Dr. Garten will receive compensation as a non-employee director in accordance with the Company’s non-employee director compensation practices described under the heading “Director Compensation” in the Company’s Proxy Statement for its 2019 Annual Meeting, filed with the Securities and Exchange Commission on June 5, 2019. In connection with her election as a director, the Board granted restricted stock unit awards (“RSUs”) representing the right to receive 3,304 shares of Class A common stock under the Company’s 2019 equity incentive plan. The RSUs vest in three equal installments on the dates that are thirteen (13), twenty-four (24), and thirty-six (36) months following the date of grant on January 28, 2020.

Dr. Garten has served as Director of Siri Data Science and Engineering at Apple Inc. since 2017. From 2011 to 2017, Dr. Garten worked at LinkedIn Corporation in a number of positions, including as Director of Data Science from 2015 to 2017. Before joining LinkedIn, Dr. Garten was a Research scientist and Text Mining Lead at Stanford University School of Medicine.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEVI STRAUSS & CO.

DATE: January 30, 2020	By:	/s/ Seth Jaffe
	Name:	Seth Jaffe
	Title:	Executive Vice President and General Counsel